Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(57,683,190)
Unrealized Gain (Loss) on Market Value of Futures	(23,783,840)
Dividend Income	19,306
Interest Income	18,285
ETF Transaction Fees	13,000
Total Income (Loss)	$(81,416,439)

Expenses
General Partner Management Fees	$462,666
Brokerage Commissions	103,615
Tax Reporting Fees	79,887
SEC & FINRA Registration Expense	38,909
NYMEX License Fee	15,422
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,902
Prepaid Insurance Expense	8,950
Total Expenses	$732,940
Net Income (Loss)	$(82,149,379)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$1,131,280,719
Additions (9,500,000 Units)	310,928,152
Withdrawals (2,300,000 Units)	(77,977,964)
Net Income (Loss)	(82,149,379)

Net Asset Value End of Month	$1,282,081,528
Net Asset Value Per Unit (40,300,000 Units)	$31.81

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612